                                                                   Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 29, 2001, by and between NAVIGATION TECHNOLOGIES CORPORATION, a corporation organized under the laws of Delaware (the "Company"); and PHILIPS CONSUMER ELECTRONIC SERVICES B.V., a corporation organized under the laws of The Netherlands (which, together with its Affiliates (other than the Company and its controlled Affiliates) is herein referred to collectively as "Philips").

                  WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders for Philips to make the further investment in the Company provided for, and on the terms and conditions set forth, in this Agreement;

                  WHEREAS, Philips desires to make such investment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and Philips hereby agree as follows:


                                   SECTION 1
                      AUTHORIZATION AND SALE OF THE SHARES

                  1.1 Authorization of the Shares. The Company has, or before each Closing Date (as defined below) will have, authorized the sale and issuance of:

                  (a) shares of its Series A preferred stock, par value $.001 per share (the "Series A Shares"), having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of the Company (the "Series A Certificate of Designations") attached to this Agreement as Exhibit A, sufficient in number to meet the purposes of
         Section 1.2(a) and (b) below; and

                  (b) shares of its Series B preferred stock, par value $.001 per share (the "Series B Shares" and, together with the Series A Shares, the "Shares"), having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designations of Series B Cumulative Convertible Preferred Stock of the Company (the "Series B Certificate of Designations") attached to this Agreement as Exhibit B, sufficient in number to meet the purposes of Section 1.2(a) below.



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                  1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to Philips, and Philips agrees to purchase from the Company:

                  (a) on the date hereof (the "Initial Closing Date"), 2,405,968.805 Series A Shares at a purchase price of $10 per Series A Share for an aggregate purchase price of $24,059,688.05, and 42,600,002.533 Series B Shares at a purchase price of $10 per Series B Share for an aggregate purchase price of $426,000,025.33;

                  (b) on each date prior to the Termination Date that is designated as such in a Call Notice given by the Company pursuant to
         Section 1.4 (each such date, a "Subsequent Closing Date"; each of the Initial Closing Date and the Subsequent Closing Dates being a "Closing Date"), such number of Series A Shares as are so designated in such Call Notice at a purchase price of $10 per Series A Share; provided that the aggregate purchase price of such Series A Shares the subject of any one Call Notice shall not exceed the Company's Expected Monthly Shortfall for the calendar month immediately following the month in which such Call Notice is delivered; provided further that the aggregate purchase price for all Series A Shares issued and sold by the Company pursuant to this Agreement (including the Series A Shares issued and sold by the Company on the Initial Closing Date) shall not exceed the Maximum Amount.

                  1.3 Delivery. On each Closing Date, the Company shall deliver to Philips a certificate representing the Shares purchased on such date, registered in the name of Philips, and Philips shall make payment of the purchase price for such Shares in the manner set forth below:

                  1. On the Initial Closing Date, for the Series A Shares purchased on such date:

                     (i) $16,959,688.05 by cancellation of those certain demand promissory notes dated January 19, 2001, January 26, 2001, March 1, 2001 and March 22, 2001, in the stated principal amounts of $4,300,000, $7,300,000, $3,000,000 and
                  $2,000,000, respectively, plus all accrued and capitalized interest thereon and all accrued but not yet capitalized interest thereon through the date hereof, payable to Philips by the Company (the "Demand Promissory Notes");

                     (ii) the balance of $7,100,000, by wire transfer of
                  federal or other immediately available funds, or such other form of payment as shall be mutually agreed upon by Philips and the Company.



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                  (b) On the Initial Closing Date, for the Series B Shares
         purchased on such date, $426,000,025.33, by return and endorsement in favor of the Company of any and all outstanding promissory notes issued by the Company under a certain Amended and Restated Master Loan Agreement, by and between the Company and Philips, dated as of April 1, 1997 (the "Master Loan Agreement"), in the aggregate stated principal amount of $298,300,000, plus all accrued and capitalized interest thereon and all accrued but not yet capitalized interest thereon through the date hereof (the "Promissory Notes").

                  (c) On any Subsequent Closing Date, for the Series A Shares purchased by Philips on such date, an amount equal to the number of such Series A Shares multiplied by the purchase price per share of $10, by wire transfer of federal or other immediately available funds, or such other form of payment as shall be mutually agreed upon by Philips and the Company.

                  1.4. Call Notices. After the Initial Closing Date, but before the Termination Date, the Company may require Philips to purchase additional Series A Shares for an aggregate purchase price up to the Maximum Amount by delivering to Philips a Call Notice not less than ten days prior to the relevant Subsequent Closing Date therefor; provided that only one Call Notice may be delivered during any calendar month. Each Call Notices shall be in the minimum aggregate amount of $1,000,000. In addition to setting forth the number of Series A Shares the Company is requiring Philips to purchase, each Call Notice shall set forth the details of the calculation pursuant to Section 1.2(b) above by which such number of Series A Shares was determined and such calculation shall be certified as accurate by the Chief Financial Officer of the Company.


                                   SECTION 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company hereby represents and warrants to Philips as follows:

                  2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own the properties owned by it and to conduct business as now conducted and as proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Attached hereto as Exhibits C and D, respectively, are true, complete and correct copies of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), as amended and restated prior to the date hereof in accordance with the second paragraph of Section 4.1(c) of this Agreement and as in effect on the Initial Closing Date, and the Company's Bylaws ("Bylaws"), as in effect on the Initial Closing Date.





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                  2.2 Corporate Power. The Company has all requisite corporate power (i) to enter into this Agreement, the Registration Rights Agreement and all other documents, agreements and instruments to be executed by the Company and delivered to Philips in connection with this Agreement and the performance by the Company of its obligations hereunder, (ii) to issue, sell and deliver the Shares, and (iii) to carry out and perform its obligations under the terms of this Agreement.

                  2.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary (i) for the authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, (ii) for the authorization, issuance and delivery of the Shares, and (iii) for the performance of all obligations of the Company hereunder has been taken. This Agreement and the Registration Rights Agreement constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights and remedies generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

                  2.4 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Shares will not result in any material violation of, and will not materially conflict with, or result in a material breach of any of the material terms of, or constitute a material default under, any provision of state or Federal law to which the Company is subject, the Restated Certificate or Bylaws or any material mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound.

                  2.5 No Waivers. No stockholder other than Philips has any preemptive rights or rights of first refusal granted by the Company or pursuant to applicable law by reason of the issuance of the Shares, which rights have not been duly and validly exercised or waived.

                  2.6 Valid Issuance of the Shares. Upon payment by Philips of the purchase price thereof, the Shares will be validly issued, fully paid and nonassessable, and are free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and Federal securities laws.

                  2.7 Capitalization. As of the Initial Closing Date, the Company's authorized capital stock consists of 1,600,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 50,000,000 shares of preferred stock, par value $.001 per share, including 5,000,000 authorized Series A Shares and 45,000,000 authorized Series B Shares. Immediately prior to the date hereof, (x) 398,108,963 shares of Common Stock were issued and outstanding, (y) no Series A Shares were issued and outstanding, and (z) no Series B Shares were issued and outstanding. All issued and outstanding shares of the Company's capital stock have been and shall be duly authorized


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and validly issued, fully paid and nonassessable, and offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. As of the Initial Closing Date, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements, granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, except as set forth in the Bylaws or the Restated Certificate, as granted to Philips hereunder or as otherwise disclosed on the Schedule of Exceptions. To the Company's Knowledge, there are no voting trusts or any other agreements or understandings with respect to the voting of any shares of Common Stock other than those so created pursuant to the Restated Certificate or those to which Philips is a party, if any, or as set forth on the Schedule of Exceptions. The Company holds no shares of its capital stock in its treasury.

                  2.8 Subsidiaries. Each of the subsidiaries of the Company (each, a "Subsidiary") is an entity duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. All of the issued shares of, or other interests in, capital stock or of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon each Subsidiary for the purchase or acquisition of any shares of, or other interests in, the Subsidiary's capital stock.

                  2.9 Financial Condition. The Company has delivered on or prior to the Initial Closing Date, or will deliver promptly thereafter, its financial statements to Philips, consisting of audited consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows as of and for the year ended on December 31, 1999, as well as the unaudited consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows as of and for the year ended on December 31, 2000 (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period involved and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Company or any Subsidiary as of the date of such Financial Statements that are required to be set forth in such Financial Statements and are not reflected therein or otherwise disclosed in the Schedule of Exceptions. Since December 31, 2000, there has been no development or event which has had or could be reasonably expected to have a Material Adverse Effect.

                  2.10 Taxes. The Company has filed or caused to be filed all tax returns that are required to be filed and paid all material taxes that are required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any governmental authority, except for any taxes, assessments, fees, liabilities, penalties or other charges which are being contested in good faith and (unless the amount thereof is not material to the Company's consolidated financial condition) for which adequate reserves have been established in accordance with GAAP.

                  2.11. Adverse Contracts. Except as set forth on the Schedule of Exceptions, the Company is not a party to, nor is it or any of its property subject to or bound by, any agreement or instrument which restricts its ability to conduct its business and could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  2.12. Insurance. To the Company's Knowledge, all of the properties and operations of the Company and each Subsidiary of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are reasonably insured (after taking into account the current operations and financial condition of the Company and its Subsidiaries) by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons.

                  2.13. Litigation. There are no proceedings or investigations now pending or, to the Company's Knowledge, threatened before any court or arbitrator or before or by any governmental authority which, individually or in the aggregate, if determined adversely to the interests of the Company or any subsidiary, could reasonably be expected to have a Material Adverse Effect.

                  2.14. Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby, which has not been granted, given, made or waived prior to the Initial Closing Date.

                  2.15. Title to Properties; Liens and Encumbrances. The Company has licenses for, title to, or a valid leasehold interest in, all properties and assets used in the business of the Company, except to the extent failure to have such license, title or interest could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  2.16. Permits and Licenses. The Company has all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from governmental authorities and other persons as are necessary for it to own its properties and conduct its business as now conducted and the absence of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                2.17 Issuance Taxes. All taxes imposed by law that have been identified in writing by Philips to the Company in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Initial Closing Date.

                2.18 Offering. Subject to the truth and accuracy of Philips's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                2.19 Registration Rights. Except as provided for in the Registration Rights Agreement, as of the Initial Closing Date the Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued upon conversion, exchange or exercise of any of its currently outstanding securities.

                2.20 Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate or Bylaws. The Company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which could reasonably be expected to have a Material Adverse Effect.

                2.21 Disclosure. This Agreement, the Registration Rights Agreement, the Schedule of Exceptions, and the Financial Statements and notes thereto, as well as any other document, certificate, schedule or written statement furnished to Philips by or on behalf of the Company pursuant to
Section 4 in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.


                                   SECTION 3
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PHILIPS

                  Philips represents and warrants to the Company as follows:

                 3.1 No Registration. Philips is acquiring the Shares for its own account and not with the view to, or for resale in connection with, any distribution thereof. Philips understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act," which term shall include any successor federal statute) and that the Shares may be resold only pursuant to an effective registration statement under the Securities Act or an exemption from registration.

                  3.2 Restrictive Legend. Each certificate representing the Shares and or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  3.3 Further Assurances. In connection with any registration of shares of Common Stock or other equity securities of the Company for the account of the Company (other than under Section 3 of the Registration Rights Agreement), Philips agrees to execute all letters, agreements or other documents requested by the Company or its underwriters with terms that are customary in similar types of transactions and under similar circumstances (including without limitation lock-up undertakings), but always subject to agreement between Philips and the underwriters at that time.


                                   SECTION 4.
                        CONDITIONS TO CLOSING OF PHILIPS

                  4.1 Conditions to the Initial Closing. The obligation of Philips to purchase the Shares to be purchased on the Initial Closing Date is subject to the fulfillment or waiver of each of the following conditions on or prior to the Initial Closing Date:

                  (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects at and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).


                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Initial Closing Date shall have been performed or complied with in all material respects.

                  (c) Amendment to the Certificate of Incorporation. Prior to the Initial Closing Date and subsequent to the filings, if any, and the expiration of the waiting period, if any, under Section 4.1(f), the Certificate of Incorporation of the Company shall have been amended and restated by filing an Amended and Restated Certificate of Incorporation in a form reasonably acceptable to Philips, and Philips shall have received a copy of such Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware.

                  (d) Legal Opinion. Philips shall have received from Kirkland & Ellis, an opinion addressed to Philips, dated the Initial Closing Date, and in the form set forth in Exhibit E.

                  (e) Shareholder Approval. Prior to the Initial Closing Date, the transactions contemplated hereby shall have been approved, either by written consent or in a duly convened shareholders meeting, by shareholders of the Company representing a majority of the outstanding voting securities of the Company, which majority shall include the affirmative vote of Mr. T. Russell Shields and members of the Shields Group representing a majority of the outstanding voting securities of the Company held by the Shields Group as of the date hereof.

                  (f) HSR Approval. Prior to the Initial Closing Date, unless Philips and the Company shall conclude that no such filings are necessary, Philips and the Company shall have filed all documentary materials required by, or deemed by Philips and the Company to be necessary under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), including any notification and report form required under the HSR Act, with respect to the purchase of Shares by Philips, and the waiting period required by the HSR Act, including any extensions thereof obtained by request or other action of the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") shall have expired or been earlier terminated by the FTC or the Antitrust Division.

                  (g) Other Consents and Approvals. All other material consents, approvals and authorizations and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company or Philips, necessary on the part of the Company or Philips or their respective Affiliates for the execution and delivery of this Agreement and the transactions contemplated hereby, shall have been obtained or effected.

                  (h) Legal Investment. The purchase of the Shares to be purchased by Philips shall be legally permitted by all laws and regulations to which Philips and the Company are subject.

                  (i) Securities Law Compliance. All actions and steps necessary to assure compliance with applicable Federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Shares are being sold that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Initial Closing Date except for any such filings as may under applicable law be made subsequent to the Initial Closing Date, which such filings the Company agrees it will make in a timely manner thereafter.

                  (j) Compliance Certificate. The Company shall have delivered to Philips a certificate of the Chief Executive Officer of the Company, dated as of the Initial Closing Date, certifying to the fulfillment of the conditions specified in Section 4.1(a) and 4.1(b) of this Agreement and that there has been no Material Adverse Effect in the business or prospects of the Company since the date of the Financial Statements.

                  (k) Accounting Advice. KPMG, LLP shall have advised Philips in writing, in a form reasonably satisfactory to Philips, that, under United States generally accepted accounting principles ("US GAAP") as in effect as of the Initial Closing Date, (i) the full amount of consideration received by the Company for the Shares to be sold to Philips on the Initial Closing Date should be accounted for as equity in the consolidated balance sheet and related statement of shareholders' equity (deficit) of the Company and (ii) no portion of the consideration paid by Philips for such Shares is required to be deducted currently from the carrying value of Philips' investment in the Company on the balance sheet of Philips or reflected as a current loss in the related statement of operations of Philips.

                  (l) Registration Rights Agreement. The execution and delivery of all parties thereto of a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement"), shall have occurred prior to or simultaneously with the execution and delivery of this Agreement.

                  (m) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Philips.

                 4.2 Conditions to the Subsequent Closings. The obligation of Philips to purchase the Shares to be purchased on any Subsequent Closing Date is subject to the fulfillment or waiver of each of the following conditions on or prior to the relevant Subsequent Closing Date:

                  (a) Call Notice. Philips shall have received a Call Notice in the form and manner set forth herein for such requests.

                  (b) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall have been true in all material respects when made (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and shall be true and correct in all material respects as though such representations and warranties had been made as of the Subsequent Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (c) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the relevant Subsequent Closing Date shall have been performed or complied with in all material respects.

                  (d) Material Adverse Effect. Since the Initial Closing Date, there shall have been no development or event which shall have had or could be reasonably expected to have a Material Adverse Effect.

                  (e) Legal Investment. The purchase of the Shares to be purchased by Philips shall be legally permitted by all laws and regulations to which Philips and the Company are subject.

                  (f) Securities Law Compliance. All actions and steps necessary to assure compliance with applicable Federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Shares are being sold that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the relevant Subsequent Closing Date except for any such filings as may under applicable law be made subsequent to such Subsequent Closing Date, which such filings the Company agrees it will make in a timely manner thereafter.

                  (g) HSR Approval. Prior to the relevant Subsequent Closing Date, unless Philips and the Company shall conclude that no such filings are necessary, Philips and the Company shall have filed all documentary materials required by, or deemed by Philips and the Company to be necessary under, the HSR Act, including any notification and report form required under the HSR Act, with respect to the purchase of Shares by Philips, and the waiting period required by the HSR Act, including any extensions thereof obtained by request or other action of the FTC or the Antitrust Division shall have expired or been earlier terminated by the FTC or the Antitrust Division.

                  (h) Compliance Certificate. The Company shall have delivered to Philips a certificate of the Chief Executive Officer of the Company, dated as of the relevant Subsequent Closing Date, certifying to the fulfillment of the conditions specified in Section 4.2(b), 4.2(c) and 4.2(d) of this Agreement.

                  (i) Accounting Advice. KPMG, LLP shall have advised Philips in writing, in a form reasonably satisfactory to Philips, that, under US GAAP as in effect as of the relevant Subsequent Closing Date, (i) the full amount of consideration received by the Company for the Shares to be sold to Philips on such Subsequent Closing Date should be accounted for as equity in the consolidated balance sheet and related statement of shareholders' equity (deficit) of the Company and (ii) no portion of the consideration paid by Philips for such Shares is required to be deducted currently from the carrying value of Philips' investment in the Company on the balance sheet of Philips or reflected as a current loss in the related statement of operations of Philips.


                                   SECTION 5
                        CONDITIONS TO CLOSING OF COMPANY

                  The Company's obligation to sell the Shares to be purchased is subject to the fulfillment or waiver of each of the following conditions on or prior to any Closing Date:

                  5.1 Representations. The representations made by Philips pursuant to Section 3 hereof shall be true and correct in all respects at and as of each Closing Date as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  5.2 Legal Investment. The purchase of the Shares to be purchased by Philips hereunder shall be legally permitted by all laws and regulations to which Philips and the Company are subject.

                  5.3 Securities Law Compliance. All actions and steps necessary to assure compliance with applicable Federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any state where the Shares are being sold that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the relevant Closing Date except for any such filings as may under applicable law be made subsequent to such Closing Date, which such filings the Company agrees it will make in a timely manner thereafter.


                                   SECTION 6
                            COVENANTS OF THE COMPANY

                  The Company hereby covenants and agrees as follows:

                  6.1 Basic Financial Information. The Company will furnish the following reports to Philips:

                  (a) Subject to Section 6.1(d) below, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations, shareholders' equity (deficit) and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company, and a Company prepared comparison to budget.

                  (b) Subject to Section 6.1(d) below, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and related statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures in the current budget, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements will not contain the notes normally required by generally accepted accounting principles.

                  (c) From the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which shall include any successor Federal statute), and in lieu of the financial information required pursuant to Sections 6.1(a) and (b), upon request by Philips, copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

                  (d) The Company agrees to use its reasonable best efforts to deliver the financial information described in Sections 6.1(a) and (b) above within the time periods requested by Philips, which information, for purposes of this
         Section 6.1(d) may include estimates, provided that such estimates are subsequently corrected by the Company as soon as practicable. The Company and Philips each agree to appoint appropriate representatives to discuss in good faith the development of accounting and financial reporting procedures and time schedules that will ensure that the Company will provide the financial information described in Sections 6.1(a) and (b) above to Philips in a timely manner that will enable Koninklijke Philips Electronics N.V., a company organized under the laws of The Netherlands and an indirect holder of all of the outstanding common stock of Philips ("Philips Parent"), timely to incorporate the Company's financial information in Philips Parent's consolidated accounts in accordance with its accounting procedures and time schedule. The Company and Philips each further agree to use its reasonable best efforts to implement such accounting and financial reporting procedures and time schedules as soon as practicable after the date hereof, but in no event later than December 31, 2001.

                  6.2 Additional Information.

                  (a) The Company will permit Philips (or a representative of Philips) to visit and inspect any of the properties of the Company, including its books of account and other records, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  (b) Subject to Section 6.2(c), until the earlier to occur of
         (i) the date on which the Company is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, or (ii) the date on which quotations for the Common Stock of the Company are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, the Company will deliver the reports described below in this
         Section 6.2 to Philips:

                      (i) As soon as practical after the end of each month, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of operations of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to customary year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of the Company.

                      (ii) As soon as available (but in any event not
                  later than sixty (60) days after the commencement of each fiscal year of the Company) the business plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which business plan shall include a projection of operations and cash flows for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

                      (iii) With reasonable promptness, such other
                  information and data with respect to the Company and its Subsidiaries as Philips may from time to time reasonably request.

                  (c) The Company agrees to use its reasonable best efforts to deliver the financial information described in Sections 6.2(b) above within the time period requested by Philips, which information, for purposes of this Section 6.2(c) may include estimates, provided that such estimates are subsequently corrected by the Company as soon as practicable. The Company and Philips each agree to appoint appropriate representatives to discuss in good faith the development of accounting and financial reporting procedures and time schedules that will ensure that the Company will provide the financial information described in
         Section 6.2(b) above to Philips in a timely manner that will enable Philips Parent timely to incorporate the Company's financial information in Philips Parent's consolidated accounts in accordance with its accounting procedures and time schedule. The Company and Philips each further agree to use its reasonable best efforts to implement such accounting and financial reporting procedures and time schedules as soon as practicable after the date hereof, but in no event later than December 31, 2001.

                  (d) The provisions of Section 6.1 and this Section 6.2 shall not be in limitation of any rights which Philips may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

                  6.3 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay, or cause to be paid, when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by the Company's Board of Directors, all other indebtedness incident to operations of the Company.

                  6.4 Maintenance of Properties and Leases. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

                  6.5 Insurance. The Company will keep its assets and those of its subsidiaries which are of a character to the Company's Knowledge usually insured by companies of established reputation engaged in the same or a similar business similarly situated reasonably insured (after taking into account the then current operations and financial condition of the Company and its Subsidiaries) by to the Company's Knowledge financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons.

                  6.6 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  6.7 Independent Accountants. In the event the services of KPMG, LLP, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify Philips and will request the firm of independent public accountants whose services are terminated to deliver to Philips a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to Philips the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

                  6.8 Compliance with Requirements of Governmental Authorities. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

                  6.9 Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business without, to the Company's Knowledge, any conflict with any interest in or rights of others to use such patents, processes, licenses, trademarks, trade names or copyrights.

                  6.10 Availability of Stock for Conversion. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding convertible Preferred Stock held by Philips.

                  6.11 Incentive Stock Agreements. The Company will not, without the approval of the Board of Directors, issue any of its capital stock, or grant an option or right to subscribe for, purchase or acquire any of its capital stock, to any employee, former employee, founder, consultant, officer, supplier, customer or director of the Company or a subsidiary except for the issuance hereafter of up to the number of shares of Common Stock that represent 15% of the outstanding capital stock of the Company on a fully diluted and converted basis pursuant to a stock option plan, stock purchase plan or other arrangement, hereafter or heretofore, adopted by the Board of Directors.

                  6.12 Indebtedness, Restricted Payments, Etc.. The Company shall not, without Philips' prior consent:

                  (a) Create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness secured by Permitted Encumbrances; (ii) at any time after October 1, 2001, Indebtedness of the Company, not to exceed a balance outstanding at any time of the greater of $15,000,000 or the average balance of the Company's trade receivables for the two-month period prior to any such time, under a revolving credit facility entered into by the Company for the exclusive purpose of financing its working capital needs; provided, however, that the Company may only enter into such revolving credit facility for an amount and to the extent that the Board of Directors shall determine would not delay, defer or otherwise hinder the timing of an initial public offering of Common Stock of the Company; and (iii) Indebtedness of the Company, not to exceed a balance of $15,000,000 outstanding at any time, under Capital Leases entered into by the Company with respect to information technology equipment and secured on a nonrecourse basis by such information technology equipment. Notwithstanding the foregoing sentence of this Section 6.12(a), any Indebtedness to be created, incurred, assumed or suffered to exist by the Company pursuant to
         Section 6.12(a)(ii) or (iii) will not require Philips' prior consent only if such Indebtedness is specifically approved by a majority of the Board of Directors of the Company.

                  (b) Declare or make any Restricted Payment.

                  (c) Create, incur, assume or suffer to exist any Lien of any kind upon or in any of its property or assets, whether now owned or hereafter acquired, except Permitted Encumbrances or in connection with revolving credit facilities pursuant to Section 6.12(a) above.

                  (d) Enter into any merger or consolidation or acquire assets of any Person, or sell, lease, or otherwise dispose of any of the Company's assets, except in the ordinary course of its business.

                  (e) Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person, except in the ordinary course of its business.

                  (f) Make any material Capital Expenditures, other than as provided for in a business plan and budget approved by the Board of Directors and in effect at the time of the expenditure.

                  (g) Sell, license or otherwise dispose of any part of the Database, except that the Company may grant licenses in the ordinary course of business.

                  (h) Purchase or acquire the obligations or stock of, or any other interest in, or make loans or advances to, any Person other than a wholly-owned subsidiary, except (i) direct obligations of the United States of America with a maturity not exceeding one year, (ii) time deposits, certificates of deposit, eurodollar time deposits, bankers acceptances or eurodollar certificates of deposits with a maturity not exceeding one year issued by a commercial bank having a combined capital and surplus of at least $500 million, chartered under the laws of the United States or one of the States thereof and a member of the Federal Reserve System, (iii) commercial paper with a minimum rating of A1/P1 or the equivalent thereof, (iv) repurchase agreements with member banks of the Federal Reserve System and primary dealers limited to United States government securities, provided that the market value of the securities used as collateral for such repurchase agreements must equal or exceed the principal and interest due under such repurchase agreements, (v) advances to suppliers made in the ordinary course of business, and (vi) acquisition of stock of other Persons in exchange for license fees that would otherwise be due to the Company.

                  (i) Except pursuant to existing contracts previously approved by Board of Directors, enter into any transactions with Affiliates other than on terms not less favorable to the Company than would reasonably be expected to be obtained on an arm's length basis.

                  6.13 Board Approval. Whenever this Agreement calls for or refers to the consent or approval on any matter by Philips, such consent or approval shall be deemed given by Philips if each of Philips' designees on the Board of Directors has, in his or her capacity as a director of the Company, given his or her consent or approval with respect to such matter at a duly convened meeting of the Board of Directors or pursuant to an effective written consent of the Board of Directors.

                  6.14 Right of First Refusal. (a) The Company shall give Philips notice in writing each time the Company proposes to offer or issue any shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, or any other rights, options, warrants or agreements for the purchase or acquisition of shares of Common Stock, of the Company. Within thirty
(30) days of receiving such notice, Philips may agree to purchase all, but not less than all, of such shares, securities or other rights at the same price as such offer or issuance.

                  (b) The right of first refusal set forth in paragraph (a) above shall not be applicable (i) to the issuance of shares, securities or other rights to employees, directors, or consultants pursuant to plans or agreements approved by the Board of Directors of the Company,
         (ii) to the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities or rights, or as a result of any reclassification, stock split or stock dividend, (iii) to the issuance of shares, securities or other rights in an initial public offering of securities of the Company, (iv) to the issuance of shares, securities or other rights in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that has been approved by the Board of Directors, or (v) to the issuance of shares, securities or other rights to strategic partners, licensors, financial institutions or lessors in connection with transactions approved by the Board of Directors of the Company and not primarily for equity-financing purposes, so long as no shareholder of the Company participates in such transaction.

                  6.15 Termination of Covenants. The covenants set forth in Sections 6.3 through 6.12 shall terminate and be of no further force and effect on the Termination Date, or earlier if for any reason Philips ceases to hold at least 50% of the Shares issued to it hereunder. The right set forth in Section
6.14 shall terminate and be of no further force and effect on the Termination Date.


                                   SECTION 7
                                  MISCELLANEOUS

                  7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

                  7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the issuance of the Shares.

                  7.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  7.4 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all parties hereto.

                  7.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

                  If to Philips, at:

                     Philips Consumer Electronic Services B.V.
                     c/o Philips Electronics North America Corp.
                     1251 Avenue of the Americas
                     New York, NY 10020
                     Telecopy:        (212) 536-0589
                     Attention:       General Counsel

                  If to the Company, at:

                     10400 W. Higgins Road, Suite 400
                     Rosemont, IL 60018
                     Telecopy:        (847) 699-8057
                     Attention:       General Counsel

or at such other address as either party shall have furnished to the other in writing. All such notices and other written communications shall be effective
(i) if mailed, seven (7) days after mailing, (ii) if delivered, upon delivery, or (iii) if faxed, within one business day after transmission.

                  7.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  7.7 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.8 Agent's Fees. (a) The Company hereby agrees to indemnify and to hold Philips harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

                  (b) Philips (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Philips, or any of Philips' employees or representatives, are responsible.

                  7.9 Expenses. Each party shall pay all reasonable closing costs and fees, including without limitation legal fees and expenses, incurred on its behalf in connection with the execution of this Agreement and the agreements entered into in connection with the transactions contemplated hereby.

                  7.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.11 Definitions. (a) As used in this Agreement (including Exhibits and Schedules), the following terms have the meanings set forth below:

                     "Affiliate" of any specified Person means any other
                  Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                     "Business Day" means each Monday, Tuesday, Wednesday,
                  Thursday or Friday on which banking institutions in New York, New York, or Chicago, Illinois, are not authorized or obligated by law, regulation or executive order to close.

                     "Call Notice" means each of the written notices
                  delivered by the Company to Philips from time to time setting forth the number of Series A

                  Shares to be sold by the Company and purchased by Philips and such other information as required by Section 1.4.

                     "Capital Expenditures" means, for any period, the
                  aggregate of all expenditures (whether paid in cash or accrued as liabilities but excluding that portion of Capital Leases which is capitalized on the balance sheet of the Company) by the Company during that period that are included in the property, plant or equipment reflected in the balance sheet of the Company.

                     "Capital Lease" means, with respect to any Person,
                  any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person.

                     "Capital Lease Obligations" means the obligation of
                  any Person to pay rent or other amounts under a Capital Lease.

                     "Company's Knowledge" means the actual knowledge of
                  the Persons listed on the Knowledge Schedule.

                     "Database" means (i) the Company's navigable
                  database, as it may be updated or expanded from time to time, which is a digital representation of road transportation networks currently covering the United States and selected European countries, and (ii) all software and tools used in database creation, updating, modification, distribution, and other operations of the Company related to such navigable database either currently conducted or contemplated to be conducted, including (a) tools for automated data capture from machine-readable sources, including post office and public domain government spatial data files; (b) comparison and validation tools for merging data from multiple sources; (c) verifica tion tools to validate connectivity and consistency;
                  (d) integration tools for merging new data into the database structure; (e) statistical and reporting tools for extracting information in human readable form; and (f) translation software for generating versions of the database in a variety of formats.

                     "Expected Monthly Shortfall" for any calendar month
                  means the amount by which (x) the Company's Operating Cash Outflows (pursuant to the most recent business plan and budget approved and as amended from time to time by the Company's Board of Directors) projected for such calendar month by the Company exceed (y) the sum of (i) expected cash receipts for such month (pursuant to such business plan and budget) excluding any amounts to be received from Philips as the aggregate purchase price for any Series A Shares to be issued in such calendar month, plus (ii) the expected balances in all of the Company's bank accounts at the beginning of such month (net of $5,000,000 of ordinary operating cash balances).


                     "Guarantee" by any Person means any obligation,
                  contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

                     "Indebtedness" of any Person means, without
                  duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities, interest rate protection agreements or other similar facilities, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others of the type referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (f) all preferred stock issued by such Person which is mandatorily redeemable prior to the occurrence of a Conversion Event under the Series A Certificate of Designations or the Series B Certificate of Designations; (g) all Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person as an account party (including reimbursement obligations to the issuer of a letter of credit) in respect of bankers' acceptances and letters of credit Guaranteeing Indebtedness, and (i) all non-contingent obligations or secured obligations (whether or not contingent) of such Person as an account party (including reimbursement provisions to the issuers of letters of credit) in respect of letters of credit obtained in the ordinary course of business of such Person other than those referred to in (h) above.

                     "Lien" means, with respect to any asset, (a) any
                  mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) any assignment of interest filed with the United States Copyright Office or the United States Patent and Trademark Office; provided, however, that licenses in and to the Database (or any portion thereof) shall not be considered Liens for any purposes hereof.

                     "Material Adverse Effect" means, with respect to the
                  Company, (i) any material adverse effect on the business, properties, condition (financial or otherwise), prospects or operations of the Company since any reference date; (ii) any material adverse effect on the ability of the Company to perform its obligations hereunder or under the Registration Rights Agreement, or (iii) any material adverse effect on the legality, validity, binding effect or enforceability of this Agreement or the Registration Rights Agreement.

                     "Maximum Amount" means $50,000,000; provided, that in
                  determining the remaining portion of the Maximum Amount available for demand under subsequent Call Notices, such amount shall be decreased by all amounts converted under the Demand Promissory Notes, the amount provided to the Company on the Initial Closing Date, and all amounts provided to the Company under previous Call Notices; provided, further, that to the extent the Company hereafter issues and sells any equity securities, including but not limited to Series A Shares, to one or more of its existing shareholders other than Philips on or before the date on which Philips has purchased Series A Shares for an aggregate purchase price equal to the Maximum Amount, then the Maximum Amount shall be further reduced by the aggregate purchase price paid or agreed to be paid to the Company by such other shareholders.

                     "Operating Cash Outflows" shall mean, for any period
                  with respect to any Person, cash expenditures by such Person during such period.

                     "Permitted Encumbrances" means (i) Liens for taxes
                  not delinquent or being contested in good faith and by appropriate proceedings and for which reserves adequate under GAAP are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable;
                  (vi) Liens with respect to Indebtedness permitted under
                  Section 6.12(a)(ii) and (iii); provided, however, that Permitted Encumbrances shall not include any Liens of any kind voluntarily created by the Company on the Database other than those permitted under (vi) of this definition of Permitted Encumbrances.

                     "Person" means any individual, partnership,
                  corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                     "Restricted Payments" means any dividends on any
                  shares of any class of the Corporation's capital stock, or application of any of its property or assets to the purchase, redemption or other retirement of, or the setting apart of any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or any other payment or distribution of assets in respect of, shares of the Corporation's capital stock; provided that the Company's purchases or redemption of capital stock from a former employee, officer, director or consultant shall not be deemed a Restricted Payment.

                     "Shields Group" means the Persons listed on the Shields
                  Group Schedule.

                     "Termination Date" means the earliest date on which
                  any Conversion Event under the Series A Certificate of Designations or the Series B Certificate of Designations shall occur.

                  (b) As used in this Agreement (including Exhibits and Schedules), the following terms have the respective meanings set forth in the Section or other provision of this Agreement indicated below:

                  Agreement                                        Recitals
                  Antitrust Division                               4.1(f)
                  Bylaws                                           2.1
                  Common Stock                                     2.7
                  Company                                          Recitals
                  Closing Date                                     1.2(b)
                  Demand Promissory Notes                          1.3(a)(i)
                  Exchange Act                                     6.1(c)
                  Financial Statements                             2.9
                  FTC                                              4.1(f)
                  HSR Act                                          4.1(f)
                  Initial Closing Date                             1.2(a)
                  Master Loan Agreement                            1.3(b)
                  Philips                                          Recitals
                  Philips Parent                                   6.1(d)
                  Promissory Notes                                 3.1(b)
                  Registration Rights Agreement                    4.1(l)
                  Restated Certificate                             2.1
                  Securities Act                                   3.1
                  Series A Certificate of Designations             1.1(a)
                  Series B Certificate of Designations             1.1(b)
                  Series A Shares                                  1.1(a)
                  Series B Series                                  1.1(b)
                  Shares                                           1.1(b)
                  Subsequent Closing Date                          1.2(b)
                  Subsidiary                                       2.8
                  US GAAP                                          4.1(k)

                  (c) All references to "the Company" in Sections 2 and 4 are deemed to mean "the Company and its subsidiaries, collectively and singly" unless the context could be reasonably interpreted to require the reference to mean "the Company singly."

                  7.12. Initial Public Offering. Insofar as a majority of the Board of Directors of the Company (which majority must include at least one of Philips' designees on the Board of Directors) determines that an initial public offering of Common Stock of the Company would be in the best interest of both the Company and its shareholders, Philips will support such decision. As of the date hereof, Philips acknowledges its independent position in favor of conducting such initial public offering as soon as commercially reasonable, subject to prevailing market conditions.

                  7.13. Scope. Each party hereto shall be responsible for the actions of all entities under its control and cause such entities to abide by the terms of this Agreement wherever applicable.

                  7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  7.15 Reconciliation of Results of Calculations. Philips and the Company acknowledge that they have each arrived at results that differ from those arrived at by the other party in their respective calculations of the aggregate amount of interest accrued, whether capitalized or not, in respect of the Demand Promissory Notes and the Promissory Notes through the date hereof. Philips and the Company agree to appoint appropriate representatives to review the parties' respective calculations in order to reconcile their results and to agree upon the correct total amount of such interest (the "Total Interest Amount"), as soon as possible after the date hereof, but in no event later than thirty (30) days hereafter. Philips and the Company further agree that to the extent that the Total Interest Amount is greater or less than $130,059,713.38 by an amount that is less than or equal to $15,000.00 (such amount, the "Interest Adjustment"), (i) the parties shall appropriately amend the provisions of Sections 1.2 and 1.3 of this Agreement to reflect the Interest Adjustment, with retroactive effect as of the date hereof, (ii) Philips shall promptly deliver to the Company the certificates representing the Shares purchased on the date hereof, and (iii) the Company shall issue replacement certificates, dated as of the date hereof, representing the number of Shares purchased by Philips pursuant to the amended provisions of Sections 1.2 and 1.3 of this Agreement. Philips and the Company agree that if the Interest Adjustment is more than $15,000.00, the Interest Adjustment shall be deemed to be $15,000.00 for purposes of the foregoing sentence.


                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                  NAVIGATION TECHNOLOGIES
                                   CORPORATION


                                  By: /s/ Judson Green
                                      -----------------------------------------
                                      Name:  Judson Green
                                      Title: President and CEO



                                  PHILIPS CONSUMER ELECTRONIC
                                  SERVICES B.V.


                                  By: /s/ Belinda W. Chew
                                      ---------------------------------------
                                      Name:  Belinda W. Chew
                                      Title: Attorney-in-fact